Reed Smith LLP Reed Smith Centre 225 Fifth Avenue Pittsburgh, PA 15222-2716 +1 412 288 3131 Fax +1 412 288 3063 reedsmith.com

March 28, 2013

The Trustees of Shelton Funds
44 Montgomery Street
Suite 2100
San Francisco, CA 94104

Re:	Legality of Shares Opinion

Ladies and Gentleman:

Shelton Funds, a Delaware statutory trust (“Trust”) proposes to offer and sell a series of shares of beneficial interest designated as Shelton Green Alpha Fund (such shares of beneficial interest being herein referred to as “Shares”) in the manner and on the terms set forth in the amendment to the Form N-1A Registration Statement (“Registration Statement Amendment”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement Amendment was filed with the SEC on November 29, 2012 pursuant to Rule 485(a)(2) as Post-Effective Amendment No. 43 for the Trust.

As counsel to the Trust, we have participated in the preparation and filing of the Registration Statement Amendment under the Securities Act.  We have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers acting on behalf of the Trust as authentic copies of originals, of:

(i)           the Certificate of Trust of the Trust, as filed with the Secretary of State of the State of Delaware on August 8, 2006 (the “Certificate of Trust”);

(ii)           the Declaration of Trust, dated as of August 8, 2006 (the “Declaration of Trust”);

(iii)          the Bylaws of the Trust, dated as of August 8, 2006 (the “Bylaws”);

(iv)          resolutions of the Board of Trustees acting on behalf of the Trust relating to the authorization, issuance, offer and sale of the Shares pursuant to the Registration Statement Amendment;

(v)           a Certificate of Good Standing for the Trust, dated March 27,2013, obtained from the Secretary of State;

(vi)          a Certificate of Amendment to the Certificate of Trust, changing the name of the Trust from “California Investment Trust” to “Shelton Funds,” dated November 17, 2011, obtained from the Secretary of State; and

(vii)         such other documents and records deemed relevant.

NEW YORK • LONDON • HONG KONG • CHICAGO • WASHINGTON,D.C.• BEIJING • PARIS • LOS ANGELES • SAN FRANCISCO • PHILADELPHIA • SHANGHAI • PITISBURGH • HOUSTON
SINGAPORE • MUNICH • ABUDHABI • PRINCETON • NORTHERN VIRGINIA • WILMINGTON • SILICON VALLEY • DUBAI • CENTURY CITY • RICHMOND • GREECE •KAZAKHSTAN

Trustees of Shelton Funds March 28, 2013 Page 2

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Trust.

We have relied with your approval upon certificates of public officials and, as to certain factual matters, upon certificates and/or representations of officers and employees of the Trust.

Based upon and subject to the foregoing, it is our opinion that issuance of the Shares has been duly authorized, and when the Shares have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof:and the Registration Statement Amendment has become effective under the Securities Act and remains effective at the time of the offer or sale of the Shares, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement filed with the SEC and to any application or registration statement filed under the securities laws of any of the States of the United States. This opinion is limited to the federal laws of the United States and to the laws of the state of Delaware.

Very truly yours,

Reed Smith, LLP

RKM/TSJ/CTT